FutureFuel Releases Third Quarter and Nine-Month 2017 Results

FutureFuel Third Quarter Net Income of $3.3 Million

Reports Net Income of $3.3 Million or $0.08 per Diluted Share, and Adjusted EBITDA of $9.6 Million

CLAYTON, Mo., Nov. 09, 2017 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2017.

Third Quarter 2017 Financial Highlights (all comparisons are with the third quarter of 2016)

●	Revenues were $77.6 million, up 12.0% from $69.3 million
●	Adjusted EBITDA was $9.6 million, down 5.6% from $10.1 million
●	Net income decreased to $3.3 million, or $0.08 per diluted share, from $12.9 million, or $0.29 per diluted share.

Nine Month 2017 Financial Highlights (all comparisons are with the first nine months of 2016)

●	Revenues were $199.8 million, up 8.7% from $183.8 million
●	Adjusted EBITDA was $17.2 million, down 52.7% from $36.3 million
●	Net income decreased to $7.6 million, or $0.17 per diluted share, from $37.7 million, or $0.86 per diluted share.

“Our chemicals segment benefited this quarter from robust demand, particularly in the energy and agricultural sectors. We also saw an improvement in our Biodiesel segment, where we were encouraged by the US Commerce Dept’s preliminary antidumping duties levied on biodiesel from Argentina and Indonesia as well as the EPA signaling its commitment to the Renewable Volume Obligations of the Renewable Fuel Standard. Each of these measures helps US domestic biodiesel producers compete on a more level playing field,”  said Tom McKinlay, Chief Operating Officer for FutureFuel Chemical Company.

2017 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the third quarter of 2017. The remaining quarterly dividend of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three months ended September 30,
			Dollar	%
	2017	2016	Change	Change
Revenues	$77,606	$69,306	$8,300	12.0%
Income from operations	$3,200	$7,841	$(4,641)	(59.2%	)
Net income	$3,334	$12,868	$(9,534)	(74.1%	)
Earnings per common share:
Basic	$0.08	$0.29	$(0.21)	(72.4%	)
Diluted	$0.08	$0.29	$(0.21)	(72.4%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$856	$853	$3	0.4%
Adjusted EBITDA	$9,553	$10,117	$(564)	(5.6%	)

	Nine months ended September 30,
			Dollar	%
	2017	2016	Change	Change
Revenues	$199,765	$183,820	$15,945	8.7%
Income from operations	$6,049	$21,746	$(15,697)	(72.2%	)
Net income	$7,564	$37,661	$(30,097)	(79.9%	)
Earnings per common share:
Basic	$0.17	$0.86	$(0.69)	(80.2%	)
Diluted	$0.17	$0.86	$(0.69)	(80.2%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$2,413	$2,988	$(575)	(19.2%	)
Adjusted EBITDA	$17,201	$36,328	$(19,127)	(52.7%	)

Financial and Business Summary

Consolidated sales revenue in the three and nine months ended September 30, 2017 increased $8,300 and $15,945, respectively, compared to the three and nine months ended September 30, 2016. This increase primarily resulted from higher prices in the biofuel segment and increased sales volumes in the chemical segment.  In the nine-month comparison period, the increase from higher prices in the biofuel segment was partially offset by lower sales volumes largely from the expiration of the federal blenders’ tax credit (“BTC”).

 Gross profit in the three and nine months ended September 30, 2017 decreased $4,793 and $15,890, respectively, compared to the three and nine months ended September 30, 2016. In the biofuel segment, this decrease largely resulted from the absence of the BTC which expired on December 31, 2016.  We also experienced a reduction in pipeline profits for the nine months ended September 30, 2017 as compared to the prior year period.

 Another significant impact to the reduction in gross profit in the nine months ended September 30, 2017, as compared to the prior year period, was the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment reduced gross profit $5,329 in the nine months ended September 30, 2017 and increased gross profit $1,845 in the nine months ended September 30, 2016.  This change in LIFO resulted in a lower of cost or market adjustment of $1,877 in the three and nine months ended September 30, 2016 and no such adjustment was necessary in the three and nine months ended September 30, 2017.

Also contributing to the reduction in gross profit in the three months ended September 30, 2017, was the loss in the unrealized and realized activity in derivative instruments of $3,314, as compared to a gain of $803, in the prior year period.  The change in the derivative activity in the nine months ending September 30, 2017 favorably impacted gross profit with a loss of $1,511, as compared to a loss of $5,375 in the prior year period.

Capital Expenditures

Capital expenditures and intangibles were $2,614 in the first nine months of 2017, compared with $3,107 in the same period in 2016. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Nine months ended September 30,
	2017	2016
Cash paid for capital expenditures and intangibles	$2,614	$3,107
Cash received as reimbursement of capital expenditures	$(201)	$(119)
Cash paid, net of reimbursement, for capital expenditures	$2,413	$2,988

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $236,833 as of September 30, 2017, compared with $305,418 as of December 31, 2016. The majority of the decrease in cash in the first nine months of 2017 was attributed to a special cash dividend of $100,188 that was paid on January 13, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2016 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$113,245	$199,272
Accounts receivable, inclusive of the blenders' tax credit of $0 and $5,495 and net of allowances for bad debt of $0 and $0, at September 30, 2017 and December 31, 2016, respectively	22,844	24,744
Inventory	43,523	52,093
Marketable securities	123,588	106,146
Other current assets	17,131	23,027
Total current assets	320,331	405,282
Property, plant and equipment, net	111,777	118,152
Other assets	5,463	5,609
Total noncurrent assets	117,240	123,761
Total Assets	$437,571	$529,043
Liabilities and Stockholders’ Equity
Accounts payable	$28,258	$24,053
Dividends payable	2,625	110,688
Other current liabilities	11,323	9,308
Total current liabilities	42,206	144,049
Deferred revenue – long-term	13,002	16,792
Other noncurrent liabilities	36,648	35,389
Total noncurrent liabilities	49,650	52,181
Total liabilities	91,856	196,230
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,741,670 and 43,749,970, issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	4	4
Accumulated other comprehensive income	8,152	3,540
Additional paid in capital	281,813	281,087
Retained earnings	55,746	48,182
Total Stockholders’ Equity	345,715	332,813
Total Liabilities and Stockholders’ Equity	$437,571	$529,043

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue	$77,606	$69,306	$199,765	$183,820
Cost of goods sold and distribution	72,080	58,987	186,311	154,476
Gross profit	5,526	10,319	13,454	29,344
Selling, general, and administrative expenses	1,391	1,790	4,870	5,485
Research and development expenses	935	688	2,535	2,113
	2,326	2,478	7,405	7,598
Income from operations	3,200	7,841	6,049	21,746
Other income, net	1,864	1,159	4,890	3,258
Income before income taxes	5,064	9,000	10,939	25,004
Provision/(benefit) for income taxes	1,730	(3,868)	3,375	(12,657)
Net income	$3,334	$12,868	$7,564	$37,661

Earnings per common share
Basic	$0.08	$0.29	$0.17	$0.86
Diluted	$0.08	$0.29	$0.17	$0.86
Weighted average shares outstanding
Basic	43,705,234	43,570,734	43,662,672	43,524,729
Diluted	43,714,753	43,572,997	43,671,420	43,529,423

Comprehensive Income
Net income	$3,334	$12,868	$7,564	$37,661
Other comprehensive income from unrealized net gain on available-for-sale securities	1,006	1,714	7,102	3,741
Income tax effect	(353)	(832)	(2,490)	(1,542)
Total unrealized gain, net of tax	653	882	4,612	2,199
Comprehensive income	$3,987	$13,750	$12,176	$39,860

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2017	2016
Cash flows provided by operating activities
Net income	$7,564	$37,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,735	7,960
Amortization of deferred financing costs	109	108
Benefit for deferred income taxes	(1,303)	(9,243)
Change in fair value of derivative instruments	(60)	6,686
Other than temporary impairment of marketable securities	177	2,184
Impairment of fixed assets	28	178
Gain/(loss) on the sale of investments	366	(1,457)
Stock based compensation	878	1,431
Losses on disposals of fixed assets	145	147
Noncash interest expense	20	20
Changes in operating assets and liabilities:
Accounts receivable	3,081	16,333
Accounts receivable – related parties	(1,181)	(21)
Inventory	8,570	17,009
Income tax receivable	5,546	(1,185)
Prepaid expenses	1,152	1,104
Prepaid expenses – related parties	(4)	35
Accrued interest on marketable securities	22	(84)
Other assets	37	(413)
Accounts payable	1,425	(9,853)
Accounts payable – related parties	2,780	219
Accrued expenses and other current liabilities	1,587	3,565
Accrued expenses and other current liabilities – related parties	(142)	-
Deferred revenue	(3,220)	2,735
Other noncurrent liabilities	128	1,760
Net cash provided by operating activities	36,440	76,879
Cash flows from investing activities
Collateralization of derivative instruments	(760)	(4,009)
Purchase of marketable securities	(25,795)	(54,096)
Proceeds from the sale of marketable securities	14,913	20,768
Proceeds from the sale of fixed assets	4	-
Capital expenditures	(2,614)	(3,107)
Net cash used in investing activities	(14,252)	(40,444)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(121)	(59)
Excess tax benefits associated with stock options and awards	(31)	(183)
Payment of dividends	(108,063)	(7,869)
Net cash used in financing activities	(108,215)	(8,111)
Net change in cash and cash equivalents	(86,027)	28,324
Cash and cash equivalents at beginning of period	199,272	154,049
Cash and cash equivalents at end of period	$113,245	$182,373

Cash paid for interest	$-	$2
Cash paid for income taxes	$55	$986

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA	$ 9,553	$ 10,117	$ 17,201	$ 36,328
Depreciation	(2,927)	(2,739)	(8,735)	(8,068)
Non-cash stock-based compensation	(128)	(477)	(878)	(1,431)
Interest and dividend income	1,965	1,637	5,679	4,446
Interest expense	(43)	(9)	(129)	(22)
Losses on disposal of property and equipment	(68)	(10)	(145)	(147)
Gains/(losses) on derivative instruments	(3,314)	803	(1,511)	(5,375)
Gains/(losses) on marketable securities	26	(322)	(543)	(727)
Income tax (expense)/benefit	(1,730)	3,868	(3,375)	12,657
Net income	$ 3,334	$ 12,868	$ 7,564	$ 37,661

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine months ended September 30,
	2017	2016
Adjusted EBITDA	$ 17,201	$ 36,328
Benefit for deferred income taxes	(1,303)	(9,243)
Impairment of fixed assets	28	178
Interest and dividend income	5,679	4,446
Income tax (expense)/benefit	(3,375)	12,657
Losses on derivative instruments	(1,511)	(5,375)
Change in fair value of derivative instruments	(60)	6,686
Changes in operating assets and liabilities, net	19,781	31,204
Other	-	(2)
Net cash provided by operating activities	$ 36,440	$ 76,879

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue
Custom chemicals	$23,593	$20,455	$65,189	$60,148
Performance chemicals	4,574	3,844	12,686	13,782
Chemicals revenue	$28,167	$24,299	$77,875	$73,930
Biofuels revenue	49,439	45,007	121,890	109,890
Total Revenue	$77,606	$69,306	$199,765	$183,820

Segment gross profit
Chemicals	$8,060	$7,853	$20,401	$22,722
Biofuels	(2,534)	2,466	(6,947)	6,622
Total gross profit	5,526	10,319	13,454	29,344
Corporate expenses	(2,326)	(2,478)	(7,405)	(7,598)
Income before interest and taxes	3,200	7,841	6,049	21,746
Interest and other income	1,965	1,637	5,679	4,446
Interest and other expense	(101)	(478)	(789)	(1,188)
(Provision)/benefit for income taxes	(1,730)	3,868	(3,375)	12,657
Net income	$3,334	$12,868	$7,564	$37,661

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314) 854-8352 www.futurefuelcorporation.com